SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    June 2, 2008

Expedite 2, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4536 Portage Road
Niagara Falls, Ontario
Canada, L2E 6A8
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

________
(ISSUER TELEPHONE NUMBER)

212 Carnegie Center #206
Princeton, NJ 08540
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On June 2, 2008 (the "Effective Date"), pursuant to the terms of a Stock Purchase Agreement, John Bordynuik, purchased a total of 100,000 shares of the issued and outstanding common stock of Expedite 2, Inc. (the "Company") from Sheila Hunter, (the “Seller”), for an aggregate of $30,000 in cash. The total of 100,000 shares represented 100% of the shares of issued and outstanding common stock of the Company at the time of transfer. John Bordynuik used his personal funds to purchase the shares of the Company.  As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company's directors and officers have occurred:

o	As of June 2, 2008 John Bordynuik was appointed to the Board of Directors of the Company.

o
Sheila Hunter then resigned as a member of the Company's Board of Directors and as the Company's President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board, effective February 11, 2008.

o	As of June 2, 2008, John Bordynuik was appointed as the Company's Chief Executive Officer, Chief Financial Officer and Chairman of the Board.

In connection with the change in control, the Company changed its executive offices to 4536 Portage Road, Niagara Falls , Ontario, Canada L2E 6A8.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Sheila Hunter resigned as a member of the Company's Board of Directors effective as of June 2, 2008. Sheila Hunter also resigned as the Company's President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board, effective June 2, 2008. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

John Bordynuik was appointed as a Chairman of the Company’s Board of Directors, Chief Executive Officer and as the Company’s Chief Financial Officer, each as of June 2, 2008.

John Bordynuik is the founding CEO and President of John Bordynuik Inc (JBI).  At JBI, Mr. Bordynuik is responsible for driving corporate strategy, business development, hardware and software design, and sales. Mr. Bordynuik grew JBI organically with a proven team. Mr. Bordynuik built JBI with strong client relationships and an impeccable reputation by developing sophisticated magnetic storage devices to recover legacy data for MIT, US Army, NASA, professors of institutions world-wide, founders of Fortune-500 companies, and countless public and private companies.

Mr. Bordynuik is a Collaborative Researcher in the Math and Computation Group of the Computer Science and Artificial Intelligence Lab, Massachusetts Institute of Technology (MIT), Cambridge, MA. Mr. Bordynuik solved MIT's problem of reading 30-40 year old tapes by developing highly sophisticated technology to address the issues related to legacy computer data, and has since recovered thousands of tapes from the 1960's to 1990's. In 2001, Mr.

Bordynuik recovered the "holy grail of software" for the founder of the world's largest operating system company in Washington. During 1990-2001, Mr. Bordynuik was employed by the Ontario Legislative Assembly, Queen's Park, Toronto, in Research and Development. Mr. Bordynuik has recovered data from old media for the past 20 years to amass the world's largest solution and algorithm archive.

Mr. Bordynuik was granted a broad US patent (7,115,872) for a dirty bomb detector in 2006. Mr. Bordynuik continues to innovate and develop niche market products for JBI. John Bordynuik is known in the data recovery community as a visionary, innovator, and problem solver of extraordinary talent.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.
	2.1	Stock Purchase Agreement dated as of June 2, 2008 between Sheila Hunter and John Bordynuik

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Expedite 2, Inc.

By:	/s/John Bordynuik
John Bordynuik Chief Executive Officer

Dated: July 18, 2008